Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

FOR IMMEDIATE RELEASE

GMH Communities Trust Provides Update on Fourth Quarter and Year End 2005

Appointment of Interim Chief Financial Officer

Announces 2005 Updated Guidance and Potential Restatement

NEWTOWN SQUARE, Pa., March 31, 2006 — GMH Communities Trust (NYSE:GCT) today announced that the Company currently expects to file its Annual Report on Form 10-K for the year ended December 31, 2005 no later than May 15, 2006. The continued delay in filing the Form 10-K relates to the Company’s ongoing internal review, as well as the external procedures being conducted by Ernst & Young LLP, the Company’s independent registered public accounting firm, in auditing the Company’s 2005 financial statements. The Company expects that the audit review process will be extended by several weeks in light of the events described in the Company’s March 13, 2006 press release.

The Company also announced that it expects to restate certain of its previously reported financial results. These anticipated restatements are due primarily to adjustments relating to the expensing of certain student housing property-related expenditures previously capitalized and the timing of recognition of revenues and expenses previously reported. The potential restatement adjustments were identified primarily through the extensive review of the Company’s results undertaken as part of remedial efforts to compensate for previously disclosed material weaknesses in internal controls over financial reporting and through discussions with the Company’s independent auditors as part of its audit of the Company’s financial statements.

Appointment of Interim Chief Financial Officer

The Company also announced that its current Chief Financial Officer, Bradley W. Harris, has been terminated from employment, and that the Board of Trustees, upon recommendation of the Audit Committee, has appointed Dennis J. O’Leary to serve as the Company’s interim Chief Financial Officer. Mr. O’Leary has served as a member of the Board of Trustees since the Company’s initial public offering. Mr. O’Leary has been a certified public accountant since 1974, and worked for two of the “Big Four” accounting firms, or their predecessors, for a collective 15 years and served as a partner for a collective 6 years.

Updated 2005 Earnings Guidance

The Company is providing a 2005 FFO (funds from operations) per diluted share range of $0.65 to $0.70. The Company also anticipates earnings per diluted share in the range of $0.17 to $0.21. A reconciliation of the projected FFO per diluted share range to earnings per diluted share, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

Gary M. Holloway, Sr., Chairman, President, and CEO of GMH, commented, “Our top priority is to provide accurate financial information for our shareholders and relationship partners. Although the need to delay delivery of our audited financial statements and to likely restate certain financial results for prior periods is very unfortunate, it is imperative that all necessary procedures are followed in order to assure the integrity of our reported information. While the anticipated adjustments to prior periods do not affect our year end cash position, they are essential to a meaningful comparison of our quarterly and year end results for future periods on a GAAP basis. Despite the circumstances surrounding the continued delay of the Company’s audited financial statements, we reiterate that none of the identified material weaknesses in internal controls has affected the day-to-day operations of the Company’s student housing properties and military housing projects, and that the Audit Committee’s independent counsel report concluded that the investigation did not uncover any instance in which anyone, having been advised of what GAAP required, intentionally instructed the Accounting

Department to falsify financial information.”

Mr. Holloway continued, “The extensive review of our financial results for prior periods as led by our Audit Committee, with the assistance of independent counsel and a team of expert forensic accountants, underscores our goal to assure a solid foundation for the Company going forward. We will provide further information on the Company’s situation as it becomes available.”

Financial Filings

The Company anticipates filing its Form 10-K promptly after completion of its internal review and audit by Ernst & Young LLP, and will comment further on its fourth quarter and full year 2005 earnings at that time. The Company has notified the New York Stock Exchange of the delay in filing of its 10-K and the possible delay in distribution of its annual report to shareholders beyond April 30, 2006.

The Company also noted that, under the terms of its credit line, it has obtained a waiver from its lender syndicate allowing for an extension to May 15, 2006 to file its 2005 audited financial statements.

About GMH

GMH Communities Trust (http://www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 1,600 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.” Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology, and include our 2005 earnings guidance information, timing of filing of our periodic reports with the Securities and Exchange Commission, expected adjustments relating to the restatement of results reported for prior periods. These statements are inherently subject to risks and uncertainties, including changes in adjustments, estimates, judgments, policies and other factors that could affect the Company’s reported financial results in connection with continuing work on the Company’s audit of its 2005 financial statements, and the other risks relating to our business presented in our filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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For more information contact:

At The Company	Financial Relations Board
Kathleen M. Grim	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Analyst Info)	(General)
610-355-8206	(312) 640-6745	(212) 827-3772
10 Campus Blvd.
Newtown Square, PA 19073

Gregory FCA Communications
(Media contact)
Greg Matusky
greg@gregoryfca.com
610.642.8253

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not a generally accepted accounting principle, or GAAP, financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. In computing FFO, we currently calculate minority interest of unitholders by multiplying income after income taxes by the ratio of outstanding units of limited partnership to the number of outstanding units of limited partnership and common shares. In computing FFO for the second and third quarters of 2005, we calculated minority interest of unitholders by multiplying income before income taxes by the ratio of outstanding units of limited partnership to the number of outstanding units of limited partnership and common shares. Under the latter method, minority interest expense used to compute FFO included a portion of the Company’s income tax expense which is paid by the Company. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included elsewhere in this prospectus and in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders. In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share. Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following tables present a reconciliation of the high and low end ranges of our FFO guidance to net income, and FFO per diluted share guidance to diluted EPS, for the twelve months ended December 31, 2005:

Twelve months ended December 31, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$7,511

Add:

Minority interest	7,102

Depreciation on real property	23,081

Amortization of lease intangibles	8,235
FFO	$45,929

FFO per share/unit - basic	$0.73

Weighted-average shares/units outstanding - basic	63,261,662

FFO per share/unit - fully diluted	$0.70

Weighted-average shares/units outstanding - fully diluted	65,613,051

EPS – basic	$0.23

Weighted-average shares outstanding - basic	32,622,318

EPS - fully diluted	$0.21

Weighted-average shares outstanding - fully diluted	34,973,706

Twelve months ended December 31, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$5,825

Add:

Minority interest	5,507

Depreciation on real property	23,081

Amortization of lease intangibles	8,235
FFO	$42,648

FFO per share/unit - basic	$0.67

Weighted-average shares/units outstanding - basic	63,261,662

FFO per share/unit - fully diluted	$0.65

Weighted-average shares/units outstanding - fully diluted	65,613,051

EPS – basic	$0.18

Weighted-average shares outstanding - basic	32,622,318

EPS - fully diluted	$0.17

Weighted-average shares outstanding - fully diluted	34,973,706